Exhibit 99.1

SWK Holdings Corporation Added to Russell 3000® Index, Russell 2000® Index and Russell Microcap® Index

DALLAS, June 27, 2022 -- SWK Holdings Corporation (Nasdaq: SWKH), a life science-focused specialty finance company catering to small-and mid-sized commercial-stage companies, announced today its addition to the Russell 2000, Russell 3000 and Russell MicroCap Indexes as part of their annual reconstitution. SWK’s inclusion in the Russell indexes will be effective after the U.S. market opens on Monday, June 27, 2022.

“SWK’s return to these indexes is an affirmation of the value that we are building for the company’s shareholders and will expand awareness of our company within the investment community, increase liquidity of our stock, and broaden our shareholder base,” said Winston Black, Chairman and CEO of SWK Holdings. “We have steadily helped address the funding needs of our life sciences clients and positioned our Enteris BioPharma subsidiary for growth, while maintaining financial discipline.”

Annual Russell indexes reconstitution captures the 4,000 largest US stocks as of May 6, ranking them by total market capitalization. Membership in the U.S. all-cap Russell 3000® Index, as well as the Russell Microcap® Index remains in place for one year and means automatic inclusion in the appropriate growth and value style indexes. FTSE Russell, a leading global index provider, determined index membership primarily by objective, market-capitalization rankings, and style attributes.

About FTSE Russell:
FTSE Russell is a global index leader that provides innovative benchmarking, analytics and data solutions for investors worldwide. FTSE Russell calculates thousands of indexes that measure and benchmark markets and asset classes in more than 70 countries, covering 98% of the investable market globally.

FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Approximately $20 trillion is currently benchmarked to FTSE Russell indexes. For over 30 years, leading asset owners, asset managers, ETF providers and investment banks have chosen FTSE Russell indexes to benchmark their investment performance and create ETFs, structured products and index-based derivatives.

A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on applying the highest industry standards in index design and governance and embraces the IOSCO Principles. FTSE Russell is also focused on index innovation and customer partnerships as it seeks to enhance the breadth, depth and reach of its offering.

FTSE Russell is wholly owned by London Stock Exchange Group. For more information, visit www.ftserussell.com.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK's business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. SWK also owns Enteris BioPharma, whose Peptelligence® and ProPerma™ drug delivery technologies create oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its finance business by actively building a wholly-owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company's website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "believes," "expects," "anticipates," "intends," "exploring," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect SWK's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" and elsewhere in SWK's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company's future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company's actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Tiberend Strategic Advisors, Inc.

Jason Rando/Bill Borden (Media)

jrando@tiberend.com, bborden@tiberend.com

Daniel Kontoh-Boateng (Investors)

dboateng@tiberend.com

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